CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND SECTION 906 OF
                             THE SARBANES-OXLEY ACT

I, James A. Bowen, Chairman of the Board, President and Chief Executive Officer of First Trust/FIDAC Mortgage Income Fund (the "Registrant"), certify that:

         1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2.    The information  contained in the Report fairly presents,  in all
               material  respects,   the  financial  condition  and  results  of
               operations of the Registrant.

Date: DECEMBER 22, 2005    /S/ JAMES A. BOWEN
     --------------------  -----------------------------------------------------
                           James A. Bowen, Chairman of the Board, President and
                           Chief Executive Officer
                           (principal executive officer)

I, Mark R. Bradley,  Treasurer,  Controller,  Chief Financial  Officer and Chief
Accounting   Officer  of  First   Trust/FIDAC   Mortgage   Income  Fund     (the
"Registrant"), certify that:

         1. The Form N-CSR of the Registrant (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2.    The information  contained in the Report fairly presents,  in all
               material  respects,   the  financial  condition  and  results  of
               operations of the Registrant.

Date: DECEMBER 22, 2005    /S/ MARK R. BRADLEY
     --------------------  -----------------------------------------------------
                           Mark R. Bradley, Treasurer, Controller, Chief
                           Financial Officer and Chief Accounting Officer
                           (principal financial officer)